Exhibit 99.1

Newtek Business Services Corp. Announces Stock Repurchase Program

NEW YORK, November 21, 2016 – Newtek Business Services Corp., (the “Company” or “Newtek”) (NASDAQ: NEWT), an internally managed business development company (“BDC”), today announced that its board of directors approved a repurchase program (the “Program”) under which the Company may repurchase up to 200,000 shares (the “Shares”) of its common stock, which represents approximately 1.4% of the outstanding shares of common stock, par value $0.02, of the Company, as of September 30, 2016 (the “Common Stock”). The repurchases shall be effected through open market purchases, including block purchases, in such manner as will comply with the provisions of the Investment Company Act of 1940, as amended and the Securities Exchange Act of 1934, as amended (the “1934 Act”). Unless extended or terminated by its board of directors, the Company anticipates that the termination date for this new repurchase program will be on May 21, 2017. The Company expects to finance the repurchases with existing capital and the repurchased Shares will be designated as authorized but unissued Common Stock. In addition, the Company will continuously evaluate alternate and strategic uses of its capital depending on, among other things, the fair value of Newtek’s Common Stock and the other available capital deployment opportunities.

Under the Program, purchases may be made at management’s discretion from time to time in open-market transactions, in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the 1934 Act. The extent to which the Company repurchases its Shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by Newtek’s management team. The repurchase program may be suspended or discontinued at any time.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval), eCommerce, Accounts Receivable Financing & Inventory Financing, The Secure Gateway, The Newtek Advantage™, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.
Newtek® and Your Business Solutions Company® are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal”and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com